================================================================================
                        SUBSIDIARIES OF THE REGISTRANT
================================================================================

Workforce Properties Corp.

Prime Florida, Inc.

Industrial Fabrication & Repair, Inc. and its subsidiary Maintenance Requisition Order Corp.

NHP Manufacturing Corp.

Products That Produce, Inc.

Outside Industrial Services, Inc.

American Industrial Management, Inc.

Federal Supply, Inc.

Federal Fabrication, Inc.